Exhibit 99.1

Mesa Labs Announces First Quarter Results

Lakewood, Colorado, August 10, 2026 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (“Mesa” or the “Company”), a global leader in the design and manufacture of life science tools and critical quality control solutions, today announced results for its first fiscal quarter (“1Q27”) ended June 30, 2026 (amounts in thousands).

1Q27 Financial Summary – (comparisons are versus the same prior year period)

●	Revenues increased 1.0%
●	Non-GAAP organic and core organic revenues [1] growth was 1.0% and 0.4%, respectively
●	Operating income increased 129% to $7,031
●	Non-GAAP adjusted operating income (“AOI”) excluding unusual items [2] increased 19.5% and was 25.6% as a percentage of revenues
●	Repaid $8,656 of debt and reduced Total Net Leverage Ratio [3] to 1.85

We operate our business in four divisions: Sterilization and Disinfection Control (“SDC”), Biopharmaceutical Development (“BPD”), Calibration Solutions (“CS”), and Clinical Genomics (“CG”).

Executive Commentary (amounts in thousands)

“I joined Mesa about one hundred days ago. I did not spend my time writing a vision statement, I spent it inside the company, with our people and our customers. What I found is a set of durable, regulation-embedded franchises with real and growing earnings power, and fixable execution problems we have already begun to fix. My focus is disciplined execution and consistent, profitable growth across our four divisions. In November, alongside first-half results, I will give full-year guidance,” said Siddhartha Kadia, President and CEO of Mesa.

“First quarter revenues of $60,138 represented 1.0% organic (0.4% core organic) growth, returning the Company to positive core organic growth in 1Q27 as we stated last quarter. Growth was driven by CS and BPD, partially offset by SDC, while revenues in CG were essentially flat versus the prior year. AOI excluding unusual items was 25.6% of revenues versus 21.7% in 1Q26, above expectations even as we increased investment in SDC to support future organic growth. In the first quarter, we repaid $8,656 of debt and reduced our Total Net Leverage Ratio to 1.85, well below our previously stated target of 2.0,” said John Sakys, Chief Financial Officer of Mesa. “We remain focused on disciplined capital allocation and preserving the financial flexibility necessary to support Mesa’s strategic priorities.”

Financial Results (unaudited, amounts in thousands, except per share data)

Total revenues were $60,138, an increase of 1.0% compared to 1Q26. Operating income increased 129% to $7,031. Net income was $2,830, a decrease of 40.3%, or $0.49 per diluted share of common stock. The decrease was driven by nonoperating expense of $2,678 in 1Q27 compared to nonoperating income of $3,948 in 1Q26. The prior year period included unrealized foreign currency gains of approximately $6,150 related to an intercompany loan, offsetting the increase in operating income. On a non-GAAP basis, core organic revenues growth was 0.4% and AOI increased 16.5% to $15,035 or $2.61 per diluted share of common stock, compared to 1Q26. As detailed in the Unusual Items table below, AOI for 1Q27 was negatively impacted by unusual items totaling $382. Excluding the unusual items for 1Q27, AOI increased 19.5% to $15,417. A reconciliation of non-GAAP measures is provided in the tables below. Total Net Leverage Ratio was 1.85 as of June 30, 2026.

Division Performance

	Revenues	Organic Revenues Growth[1]	Core Organic Revenues Growth

(Amounts in thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2026	Three Months Ended June 30, 2026
SDC	$24,505	(3.6)%	(4.6)%
BPD	12,059	5.0%	5.2%
CS	13,285	7.6%	7.5%
CG	10,289	(0.1)%	(1.1)%
Total	$60,138	1.0%	0.4%

Sterilization and Disinfection Control (41% of revenues in 1Q27) revenues were $24,505 for the quarter, which resulted in an organic revenues decline of 3.6%. This decline was primarily attributable to fulfillment and delivery execution challenges that negatively impacted the timing of customer shipments. Gross profit percentage for the quarter decreased by 150 bps versus the same quarter in the prior year primarily from lower revenues on a partially fixed cost base and product mix.

Biopharmaceutical Development (20% of revenues in 1Q27) revenues were $12,059 for the quarter, which delivered organic revenues growth of 5.0%. The increase resulted primarily from higher immunoassays hardware and consumables sales volumes and, to a lesser extent, price increases. Sales volumes in the prior year period were negatively impacted by order delays as customers deferred purchasing decisions amid rapidly evolving tariff conditions and macroeconomic uncertainty. Gross profit percentage for the quarter increased 800 bps, primarily from favorable product mix, efficiencies in our supply chain management, and higher revenues on a partially fixed cost base.

Calibration Solutions (22% of revenues in 1Q27) revenues were $13,285 for the quarter, which delivered organic revenues growth of 7.6%. Revenues growth was driven primarily by strong commercial execution and, to a lesser extent, price increases. Gross profit percentage for the quarter increased by 350 bps, primarily from higher revenues on a partially fixed cost base.

Clinical Genomics (17% of revenues in 1Q27) revenues were $10,289 for the quarter, which resulted in an organic revenues decline of 0.1%. Revenues were essentially flat, as modest growth outside of China offset continued weakness in that market. While revenue in China continued to decrease, the year-over-year reduction was significantly smaller than in the prior year period following substantial revenue declines in recent fiscal years. Gross profit percentage for the quarter increased by 790 bps, primarily attributable to price increases and manufacturing and supply chain efficiency improvements.

Conference Call, Webcast, and Webcast Replay Information

Details for the conference call can be found below:

Date:	Monday, August 10, 2026
Time:	4:30 p.m. Eastern Time
Toll Free:	1-877-407-4018
International:	1-201-689-8471
Conference ID:	13761713
Call me™ Link:	https://callme.viavid.com/viavid/?callme=true&passcode=13761713&h=true&info=company-email&r=true&B=6
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1769592&tp_key=620296632d

Please call the conference telephone number or log on to the web access link five minutes prior to the start time.

A replay of the call will remain available for 45 days via the investors section of the Mesa Labs website at https://investors.mesalabs.com/.

Use of Non-GAAP Financial Measures

Adjusted operating income, adjusted operating income excluding unusual items, organic revenues growth and core organic revenues growth are non-GAAP measures that exclude or adjust for certain items, as detailed within the tables in “Supplemental Information Regarding Non-GAAP Financial Measures.”

1 Organic revenues growth is defined as reported revenues growth excluding the impact of acquisitions and core organic revenues growth is defined as organic revenues growth excluding currency translation. A reconciliation of each of these non-GAAP measures to its GAAP counterpart is set forth below.

2 Adjusted operating income and adjusted operating income per share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation, and depreciation and impairment of goodwill and long-lived assets. These measures are also presented excluding unusual items. A reconciliation of these non-GAAP measures to their GAAP counterparts is set forth below, along with additional information regarding their use.

3 Total Net Leverage Ratio under our Credit Facility is defined as the ratio of total debt minus unrestricted cash in excess of $10 million as compared to 12 months trailing EBITDA. EBITDA, a non-GAAP metric, for purposes of this calculation, is defined as net income plus the sum of interest expense, income tax expense, depreciation, amortization, unusual or non-recurring non-cash charges and stock compensation expense.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacture of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa, please visit its website at www.mesalabs.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to future financial results, business conditions and strategic initiatives. Words such as “seek,” “expect,” “plan” “intend,” “anticipate,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” and similar expressions may also identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. The forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control. Risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections include those relating to: our ability to successfully grow our business; market acceptance of our products; the potential for reduced demand for our products ; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from actions of the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; the inherent uncertainty of projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or reduce costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; and general economic, industry, and capital markets conditions. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2026, and our Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

Mesa Laboratories Contacts:

John Sakys; CFO

1-303-987-8000

investors@mesalabs.com

Financial Summary (Unaudited except for the information as of and for the year ended March 31, 2026)

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)	Three Months Ended June 30,
	2026	2025
Revenues	$60,138	$59,543
Cost of revenues	21,126	22,604
Gross profit	39,012	36,939
Operating expenses	31,981	33,875
Operating income	7,031	3,064
Nonoperating expense (income)	2,678	(3,948)
Earnings before income taxes	4,353	7,012
Income tax expense	1,523	2,270
Net income	$2,830	$4,742

Earnings per share (basic)	$0.50	$0.87
Earnings per share (diluted)	0.49	0.85

Weighted average common shares outstanding:
Basic	5,657	5,465
Diluted	5,757	5,553

Consolidated Condensed Balance Sheets

(Amounts in thousands)	June 30, 2026	March 31, 2026
Cash and cash equivalents	$30,695	$26,928
Other current assets	72,153	79,340
Total current assets	102,848	106,268
Noncurrent assets	316,376	321,479
Total assets	$419,224	$427,747

Liabilities	$230,464	$241,502
Stockholders’ equity	188,760	186,245
Total liabilities and stockholders’ equity	$419,224	$427,747

Reconciliation of Non-GAAP Measures

(Unaudited)

GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income (“AOI”)

(Amounts in thousands, except per share data)	Three Months Ended June 30,
	2026	2025
Operating income (GAAP)	$7,031	$3,064
Amortization of intangible assets	4,392	4,553
Stock-based compensation expense	2,359	3,881
Depreciation expense	1,253	1,404
AOI (non-GAAP)	$15,035	$12,902

Unusual items – before tax
Legal settlement[1]	$382	$--
Total impact of unusual items on AOI – before tax	$382	$--

AOI excluding unusual items (non-GAAP)	$15,417	$12,902

AOI per share - basic (non-GAAP)	$2.66	$2.36
AOI per share - diluted (non-GAAP)	2.61	2.32

AOI excluding unusual items per share – basic (non -GAAP)	2.73	2.36
AOI excluding unusual items per share – diluted (non-GAAP)	2.68	2.32

Weighted average common shares outstanding:
Basic	5,657	5,465
Diluted	5,757	5,553

1 Legal Settlement related to lawsuit stemming from actions prior to presented reporting periods.

Organic and Core Organic Revenues Growth (Unaudited)

Three Months Ended June 30, 2026
Total revenues growth	1.0%
Impact of acquisitions	--%
Organic revenues growth (non-GAAP)	1.0%
Currency translation	(0.6)%
Core organic revenues growth (non-GAAP)	0.4%

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts, non-GAAP adjusted operating income excluding unusual items, non-GAAP adjusted operating income excluding unusual items per share amounts, non-GAAP organic revenues growth, and non-GAAP core organic revenues growth, in order to provide meaningful supplemental information regarding our operational performance. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our operating results, consistent with how management measures and forecasts our operating performance, especially when comparing such results to previous periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.  This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds these measures to be useful, we believe that our investors can benefit by evaluating both GAAP and non-GAAP results.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation, depreciation and impairment of goodwill and long-lived assets. To calculate adjusted operating income, we exclude, as applicable:

●	Impairments of long-lived assets, as such charges are outside of our normal operations and in most cases are difficult to accurately forecast.
●	Stock-based compensation expense, as it is a non-cash charge and costs calculated for this expense vary in accordance with the stock price on the date of grant.
●	Depreciation expense, as it is a non-cash charge.
●

The expense associated with the amortization of acquisition-related intangible assets, as a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

The non-GAAP measures of adjusted operating income excluding unusual items and adjusted operating income excluding unusual items per share presented in the reconciliation above are defined as adjusted operating income less unusual items that are not ongoing and are related to a specific transaction. We exclude these unusual items as they are outside of normal operations and are not ongoing.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense, depreciation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management relies (and investors should rely) on the GAAP consolidated statements of operations. The non-GAAP numbers focus instead on our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to, financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.